UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         December 5, 2005

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 and 8.01   Entry into a Material Definitive Agreement and Other Events

On December 5, 2005, Affiliated Managers Group, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and The Bank of New York, as co-syndication agents, U.S. Bank National Association and ING Capital, LLC, as co-documentation agents, and the several lenders from time to time parties thereto (the “New Credit Facility”).  The New Credit Facility replaces the Company’s previous $405 million senior revolving credit facility and allows the Company to borrow up to $550 million on a revolving credit basis at specified rates of interest that vary depending on the Company’s credit rating.  Subject to the agreement of lenders to provide incremental commitments, the Company has the option to increase the facility by up to an additional $100 million.

As with the earlier facility, obligations under the New Credit Facility are secured by a pledge of all of the capital stock of each wholly-owned domestic subsidiary and a substantial portion of the capital stock of certain (direct or indirect) foreign subsidiaries and borrowings are guaranteed by the Company’s wholly-owned domestic subsidiaries.  As with the earlier facility, the New Credit Facility contains financial covenants with respect to net worth, leverage and interest coverage, and also contains customary affirmative and negative covenants, including limitations on indebtedness, liens, cash dividends and fundamental corporate changes and certain customary events of default.  Upon the occurrence and continuation of an event of default, the lenders may terminate the revolving credit commitment and require immediate payment of the entire unpaid principal amount of the New Credit Facility, accrued interest and all other obligations.

The Company issued a press release on December 6, 2005 regarding the New Credit Facility, a copy of which is attached to this report as Exhibit 99.1.

ITEM 2.03            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

ITEM 9.01            Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 5, 2005, by and among the Company, Bank of America, N.A., as administrative agent,

JPMorgan Chase Bank, N.A. and The Bank of New York, as co-syndication agents, U.S. Bank National Association and ING Capital, LLC, as co-documentation agents, and the several lenders from time to time parties thereto.

99.1*	Press Release issued by the Company on December 6, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: December 6, 2005
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of December 5, 2005, by and among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and The Bank of New York, as co-syndication agents, U.S. Bank National Association and ING Capital, LLC, as co-documentation agents, and the several lenders from time to time parties thereto.

99.1*	Press Release issued by the Company on December 6, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.